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GSI Commerce                                                        News Release

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Contact:
GSI Commerce, Inc.
Corporate Marketing
610.491.7474
Fax: 610.265.2866
news@gsicommerce.com

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GSI Commerce Reports Fiscal 2008 First Quarter Operating Results

KING OF PRUSSIA, Pa., April 23, 2008 - GSI Commerce Inc. (Nasdaq: GSIC) today announced its financial results for its fiscal 2008 first quarter ended March 29, 2008.

Fiscal 2008 First Quarter Compared to Fiscal 2007 First Quarter
o    Net revenue increased 34 percent to $195.5 million from $146.3 million.
o    Loss from operations was $17.8 million compared to a loss of $4.8 million.
o Non-GAAP income from operations was $0.7 million compared to non-GAAP income from operations of $3.8 million.
o Net loss was $9.6 million or $0.20 per share compared to $2.3 million or $0.05 per share.

A definition of non-GAAP income from operations, a non-GAAP measure, and a discussion of the importance of this financial metric to GSI's business can be found under "Non-GAAP Financial Measures" provided later in this news release.

"GSI enjoyed a strong first fiscal quarter of 2008, including non-GAAP income from operations that exceeded our guidance range and exceptional growth in net revenue," said Michael G. Rubin, chairman, president and CEO of GSI. "Our performance illustrates solid execution and the underlying strength of the multichannel e-commerce and interactive marketing industries. We are pleased with the momentum of our business, the performance of our three acquisitions and the strength of our prospective new business pipeline. We remain optimistic regarding our outlook going forward."

Key Events Since Feb. 13

o GSI launched four new Web stores as part of full-service, e-commerce agreements, including Kipling (http://www.kipling-usa.com), the second VF Corp brand to launch with GSI; Spanx(R), (http://www.spanx.com) a women's hosiery and shapewear company; Christopher & Banks (http://www.christopherandbanks.com) and C.J. Banks (http://www.cjbanks.com). GSI also began providing customer care services for Martin + Osa (www.martinandosa.com), an American Eagle Outfitters' brand targeting 28- to 40-year-old customers.

o GSI signed a multiyear agreement to provide a full-service e-commerce solution (technology, fulfillment, and customer care) for one of the world's leading men's and women's fashion design companies. The new Web store, which is expected to launch during the second half of 2008, will feature the unnamed company's apparel, accessories and shoes as well a wide range of other products marketed under the company's many brands and lifestyle offerings.

o During the quarter, Kenneth Cole Productions Inc., signed an agreement to migrate its Web store to GSI's technology platform. With this agreement, all of the companies that had signed on with Accretive Commerce for front-end technology using a non-GSI platform have now agreed to operate on the GSI front-end platform. Kenneth Cole is scheduled to launch on the GSI platform in early summer.
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GSI Commerce 10Q08 Operating Resutls News Release      Page 2     April 23, 2008
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o     e-Dialog Inc., GSI's wholly owned e-mail marketing subsidiary, signed four new client engagements during the first quarter including MLB.com (Major League Baseball Advanced Media), Levenger, LimogesJewelry.com and a national credit card and payment network.

o Nick Pahade, a recognized pioneer in the digital marketing arena, joined the company as president of gsi interactive(sm), the company's interactive marketing agency.

Fiscal Year 2008 and Second Quarter Guidance
The following forward-looking statements reflect GSI's expectations as of April 23, 2008. Given the potential changes in general economic conditions and consumer spending, the growth rate of e-commerce and various other risk factors discussed in our forward-looking statement and in our public reports, actual results may differ materially.

Fiscal Year 2008 Guidance
The company provides the following guidance for fiscal year 2008:

o    Net revenue is expected to be approximately $1.0 billion.
o Income from operations is expected to be in a range of a loss of $1.5 million to income of $1.5 million (a).
o Non-GAAP income from operations is expected to be in a range of $80.0 million to $83.0 million (b).

      (a) At this time, the company has not completed estimates for the following primarily non-cash items related to the e-Dialog acquisition: the amount of amortization from acquisition-related intangibles (non cash) and the amount of incremental depreciation that may result from the step-up of the value of fixed assets (non cash). Because these items have not been estimated at this time, they have been excluded from our guidance for income from operations. As a result, the company's actual income from operations could decrease materially. The change from our previously issued guidance for income from operations is due to the inclusion of estimated stock-based compensation and integration expenses for e-Dialog as well as moderately higher depreciation due to the step-up in value for the fixed assets of Accretive Commerce. These changes did not impact guidance for non-GAAP income from operations.

      (b) The following is a reconciliation of GAAP income from operations to non-GAAP income from operations: add to projected GAAP income from operations estimated depreciation and amortization of $57.5 million (inclusive of amortization from acquisition-related intangibles of $6.9 million from Accretive Commerce), estimated stock-based compensation of $17.5 million, and acquisition-related integration costs of approximately $6.5 million.

Capital expenditures for fiscal year 2008 are estimated to be approximately $70.0 million including acquisition-related integration capital expenditures of approximately $11.0 million.

Fiscal 2008 Second Quarter Guidance
The company provides the following guidance for fiscal 2008 second quarter:

o Net revenue is expected to be approximately $179.0 million to $184.0 million.
o Income from operations is expected to range between a loss of $19.0 million and a loss of $20.0 million (a).
o Non-GAAP income from operations is expected to be in a range of $ 1.0 million and $2.0 million (b).

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GSI Commerce 10Q08 Operating Resutls News Release      Page 3     April 23, 2008
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      (a)   At this time, the company has not completed estimates for the following primarily non-cash items related to the e-Dialog acquisition: the amount of amortization from acquisition-related intangibles (non cash) and the amount of incremental depreciation that may result from the step-up of the value of fixed assets (non cash). Because these items have not been estimated at this time, they have been excluded from our guidance for income from operations. As a result, the company's actual income from operations could decrease materially.

      (b) The following is a reconciliation of GAAP income from operations to non-GAAP income from operations: add to projected GAAP income from operations estimated depreciation and amortization of $14.0 million (inclusive of amortization from acquisition-related intangibles of $1.7 million from Accretive Commerce), estimated stock-based compensation of $4.5 million, and acquisition-related integration costs of approximately $2.5 million.

Conference Call Today
GSI has scheduled a conference call for 4:45 p.m. EDT today to discuss the company's 2008 fiscal first quarter operating results and its 2008 fiscal year and second quarter guidance.

Live Conference Access:
      o     Phone - Dial 1-800-510-9834, passcode 13872877 by 4:30 p.m. EDT on
            April 23.
      o Web - Go to http://www.gsicommerce.com, and click on the Webcast tab provided on the home page, or go to http://www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software.

Conference Replays:
      o Web - Go to http://www.gsicommerce.com, and click on the Webcast tab provided on the home page. Access will remain available through May 30.

Non-GAAP Financial Measures
GSI's consolidated financial statements are prepared and presented in accordance with GAAP. To supplement our consolidated financial statements, in this release and on the conference call, we use the non-GAAP financial measures of non-GAAP income from operations and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for, or superior to our GAAP financial information. We have included reconciliations later in this release of the non-GAAP measures to the nearest GAAP measure.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as to the operating results of comparable companies. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business.

Non-GAAP income from operations. We define non-GAAP income from operations, formerly referred to as adjusted EBITDA, as income from operations excluding stock-based compensation, depreciation and amortization expenses and acquisition-related integration expenses. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing rapidly and operate in an emerging and rapidly changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of acquisition-related integration expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance.

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GSI Commerce 10Q08 Operating Resutls News Release      Page 4     April 23, 2008
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Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including capitalized software development. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management's comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service, but not paid for during the applicable period. Our management compensates for this limitation by providing supplemental information about capital expenditures accrued, but not paid for during the applicable periods on the face of the cash flow statement in our Forms 10-K and 10-Q.

About GSI Commerce
GSI Commerce(R) (www.gsicommerce.com) is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized e-commerce solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care. We offer each of the platform's components on a modular basis, or as part of an integrated, end-to-end solution. We also offer a full suite of interactive marketing services through two divisions, gsi interactivesm and e-Dialog (www.e-Dialog.com).

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words "look forward to," "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "would," "should," "could," "guidance," "potential," "opportunity," "continue," "project," "forecast," "confident," "prospects," "schedule," "designed," "future," "discussions," "if" and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce's business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of the establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

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GSI Commerce 10Q08 Operating Resutls News Release      Page 5     April 23, 2008
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                       GSI COMMERCE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)
                                   (Unaudited)

                                                                             December 29,     March 29,
                                                                                 2007           2008
                   ASSETS
Current assets:
  Cash and cash equivalents                                                    $ 231,511    $  42,750
  Accounts receivable, net of
   allowance of $1,833 and $1,795                                                 64,285       53,484
  Inventory                                                                       47,293       46,054
  Deferred tax assets                                                             14,114       14,114
  Prepaid expenses and other current
   assets                                                                         12,459       11,959
    Total current assets                                                         369,662      168,361

Property and equipment, net                                                      156,774      167,012
Goodwill                                                                          82,757      221,425
Intangible assets, net of
 accumulated amortization of $4,972
 and $6,857                                                                       16,476       14,456
Equity investments                                                                 6,202        6,508
Long-term deferred tax assets                                                     45,234       54,879
Other assets, net of accumulated
 amortization of $14,545 and $15,302                                              16,535       15,017
    Total assets                                                               $ 693,640    $ 647,658

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                             $  85,667    $  49,385
  Accrued expenses                                                                98,179       75,095
  Deferred revenue                                                                17,588       22,109
  Current portion - long-term debt                                                 2,406        2,823
    Total current liabilities                                                    203,840      149,412

Convertible notes                                                                207,500      207,500
Long-term debt                                                                    27,245       41,966
Deferred revenue and other long-term
 liabilities                                                                       5,634        5,350
    Total liabilities                                                            444,219      404,228

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $0.01 par value,
   5,000,000 shares authorized; 0
   shares issued and outstanding as of
   December 29, 2007 and March 29, 2008                                               --           --
  Common stock, $0.01 par value,
   90,000,000 shares authorized; 46,847,919 and 47,328,556 shares issued as of December 29, 2007 and March 29, 2008, respectively; 46,847,716 and
   47,328,353 shares outstanding as of December 29, 2007 and March 29, 2008,
   respectively                                                                      468          473
  Additional paid in capital                                                     366,400      369,923
  Accumulated other comprehensive loss                                              (156)        (110)
  Accumulated deficit                                                           (117,291)    (126,856)
    Total stockholders' equity                                                   249,421      243,430

    Total liabilities and stockholders'
     equity                                                                    $ 693,640    $ 647,658



                       GSI COMMERCE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                            Three Months Ended
                                                          March 31,    March 29,
                                                            2007         2008

Revenues:
  Net revenues from product sales                        $ 108,750    $ 123,120
  Service fee revenues                                      37,533       72,423

    Net revenues                                           146,283      195,543

Costs and expenses:
  Cost of revenues from product sales                       76,802       85,417
  Sales and marketing, inclusive of
   $557 and $1,134 of stock-based
   compensation                                             44,174       75,986
  Product development, inclusive of
   $288 and $426 of stock-based
   compensation                                             13,738       22,436
  General and administrative, inclusive
   of $752 and $2,061 of stock-based
   compensation                                              9,411       15,724
  Depreciation and amortization                              6,924       13,809

    Total costs and expenses                               151,049      213,372

Loss from operations                                        (4,766)     (17,829)

Other (income) expense:
  Interest expense                                             842        2,177
  Interest income                                           (1,944)      (1,039)
  Other expense, net                                            15          145

    Total other (income) expense                            (1,087)       1,283


Net loss before income taxes                                (3,679)     (19,112)
Benefit for income taxes                                    (1,334)      (9,547)

Net loss                                                 $  (2,345)   $  (9,565)

Basic and diluted loss per share                         $   (0.05)   $   (0.20)

Weighted average shares outstanding
 - basic and diluted                                        45,999       46,924

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GSI Commerce 10Q08 Operating Resutls News Release      Page 6     April 23, 2008
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                       GSI COMMERCE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                     Three Months Ended
                                                 March 31,      March 29,
                                                   2007           2008

Cash Flows from Operating
 Activities:
  Net loss                                       $  (2,345)   $  (9,565)
  Adjustments to reconcile net loss
   to net cash used in operating
   activities:
    Depreciation                                     6,522       11,910
    Amortization                                       402        1,899
    Stock-based compensation                         1,597        3,621
    Loss on disposal of equipment                       46           --
    Deferred income taxes                           (1,402)      (9,547)
  Changes in operating assets and liabilities:
    Accounts receivable, net                        12,393       18,750
    Inventory                                        4,855        1,239
    Prepaid expenses and other
     current assets                                    815        1,121
    Other assets, net                                  303        1,777
    Accounts payable and accrued
     expenses and other                            (68,826)     (65,295)
    Deferred revenue                                 1,567        3,640

    Net cash used in operating
     activities                                    (44,073)     (40,450)

Cash Flows from Investing
 Activities:
  Payments for acquisitions of
   businesses, net of cash acquired                     --     (145,001)
  Cash paid for property and
   equipment, including internal use
   software                                         (9,556)     (17,482)
  Purchases of marketable securities               (56,279)          --
  Sales of marketable securities                    60,950           --

    Net cash used in investing
     activities                                     (4,885)    (162,483)

Cash Flows from Financing
 Activities:
  Borrowings on revolving credit loan                   --       15,000
  Debt issuance costs paid                              --         (454)
  Repayments of capital lease
   obligations                                        (123)        (468)
  Repayments of mortgage note                          (47)         (68)
  Proceeds from exercise of common
   stock options                                     3,402          158

    Net cash provided by financing
     activities                                      3,232       14,168

Effect of exchange rate changes on
 cash and cash equivalents                              15            4

Net decrease in cash and cash
 equivalents                                       (45,711)    (188,761)
Cash and cash equivalents, beginning
 of period                                          71,382      231,511

Cash and cash equivalents, end of
 period                                          $  25,671    $  42,750



                       GSI COMMERCE, INC. AND SUBSIDIARIES
       NON-GAAP INCOME FROM OPERATIONS AND RECONCILIATION TO GAAP RESULTS
                                 (In thousands)
                                   (Unaudited)

                                                          Three Months Ended
                                                          March 31,  March 29,
                                                           2007        2008
Reconciliation of GAAP loss from operations to non-GAAP income from operations:
GAAP loss from operations                               $ (4,766)   $(17,829)

Acquisition related integration
 expenses                                                     --       1,115
Stock-based compensation                                   1,597       3,621
Depreciation and amortization (1)                          6,924      13,809

Non-GAAP income from operations                         $  3,755    $    716


(1) Includes amortization expense of acquisition related intangibles of $1,634 for the three-months ended March 29, 2008 and $391 for the three-months ended March 31, 2007.

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GSI Commerce 10Q08 Operating Resutls News Release      Page 7     April 23, 2008
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                       GSI COMMERCE, INC. AND SUBSIDIARIES
          FREE CASH FLOW AND RECONCILIATION TO GAAP OPERATING CASH FLOW
                                 (In thousands)
                                   (Unaudited)

                                                            Twelve Months Ended
                                                           March 31,   March 29,
                                                            2007         2008
Reconciliation of GAAP operating cash flow to free cash flow:
GAAP cash flow from operating
 activities                                                $ 42,552    $ 61,757

Cash paid for fixed assets, including
 capitalized software development                           (48,456)    (62,122)

Free cash flow                                             $ (5,904)   $   (365)